Exhibit 10.1

                 EARLY RETIREMENT AGREEMENT AND GENERAL RELEASE

     WHEREAS, George W. Houseweart (the "Employee") is an employee of SMSC North America, Inc. ("SMSC" or the "Company"); and

     WHEREAS, the Employee's normal retirement date is March 21, 2007; and

     WHEREAS, the parties have mutually agreed that the Employee will voluntary retire early, effective as of September 30, 2006; and

     WHEREAS,   the   parties   have   agreed  to   different   job  titles  and
responsibilities during the period from October 24, 2005 through September 30, 2006; and

     WHEREAS, the parties have also agreed to a reduction in compensation and hours effective as of February 1, 2006, in order to allow the Employee to work on a part-time basis for SMSC, while retaining all employee benefits otherwise available to the Employee; and

     WHEREAS, the Employee is an employee-at-will with SMSC, and no Employment Agreement or Offer Letter exists between the Employee and SMSC providing for the payment of any early retirement benefits; and

     WHEREAS, the Employee is not being terminated by SMSC and is therefore not entitled to any benefits under the Standard Microsystems Corporation Severance Plan as a result of this Early Retirement Agreement; and

     WHEREAS, SMSC is willing to make all payments as identified in this Agreement in order to ensure a smooth transition of responsibilities prior to the Employee's early retirement date; and

     WHEREAS, this Agreement will serve as an individually negotiated Early Retirement Agreement and General Release between the Employee and SMSC; and

     WHEREAS, the terms and condition of this Agreement are contingent upon execution of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing statements and the mutual promises set forth below, the Employee and SMSC agree, effective as of the last day of the period during which the Employee may revoke this Agreement, as follows:

1. Early Retirement Date. The Employee's early retirement date will be September 30, 2006 (the "Early Retirement Date").

2. Job Titles. The Employee will hold the following positions during the period prior to his Early Retirement Date.

     a. On October 24, 2005, the Employee will relinquish the positions of General Counsel and Secretary of SMSC and will hold the position of Senior Vice President.

     b. On February 1, 2006, the Employee will relinquish the title of Senior Vice President and will become an Intellectual Property Attorney until the Early Retirement Date.

3. Compensation and Benefits Prior to Early Retirement. During the period from execution of this Agreement until the Employee's Early Retirement Date, the Employee will be entitled to the following general benefits:

     a. All current salary, wages, bonuses and car allowances will be paid through January 31, 2006, in accordance with SMSC's normal payroll procedures.

     b. During the period from February 1, 2006 until September 30, 2006, the Employee will receive 75% of the Employee's annual base salary as of January 30, 2006 (i.e., 275,000 x 75% = $206,250), in accordance with normal payroll procedures. The period from February 1, 2006 through September 30, 2006 shall be known as the "Part-Time Employment Period".

          During the Part-Time Employment Period, the Employee will be expected to work the minimum number of hours necessary to retain all employee benefits for medical, dental, LTD and other insurances for active employees, that will be maintained in accordance with all normal policies and procedures. The Employee acknowledges that these benefits are governed by the term of all benefit programs. To the extent that any benefits cannot be maintained as a result of the transition to part-time status, SMSC will only be responsible for the premium cost of such benefits, which will be paid to the Employee, with a gross up for any tax liabilities.

     c. The Employee will be eligible to the Employee's full bonus for the 2006 fiscal year end bonus under the SMSC 2006 Management Incentive Plan ("MIP"); and the fourth quarter bonus for the period ending February 28, 2006 under the MIP (each adjusted for corporate but not individual performance). All of these benefits will be paid in accordance with all applicable plans.

     d. SMSC will continue to pay the full cost of all individual life and disability policies during the Part-Time Employment Period.

     e. The Employee will not be entitled to any bonus for the 2007 fiscal year ending February 28, 2007, including any quarterly bonuses.

     f. Upon the Early Retirement Date, SMSC will vest the Employee in all unvested Restricted Stock Awards, but not any unvested Stock Options or Stock Appreciation Rights.

     g. In accordance with the January 1, 2005 Amendment to the Standard Microsystems Corporation Executive Retirement Plan (the "SERP"), the Board will approve the determination of the Employee's Base Annual Salary, as defined in the SERP as of the period prior to the Part-Time Employment Period. Accordingly, the Employee will not incur a reduction in the Employee's SERP benefit as a result of the reduction in hours and compensation during the Part-Time Employee Period.

     h. SMSC will maintain all business telephone and internet services during the Part-Time Employment Period.

     i. At the commencement of the Part-Time Employment Period, the Employee will relinquish his car allowance and will no longer be eligible for any vacation accruals. All accrued vacation as of the commencement of the Part-Time Employment Period will be paid in the Employee's first payroll in February, 2006 at the rate of compensation prior to the Part-Time Employment Period.

4. Early Retirement Benefits. Following the Employee's Early Retirement Date, the Employee will be entitled to the following general benefits consistent with a normal retirement from SMSC, and the additional COBRA and other benefits:

     a. The Employee will be entitled to elect to receive continuation health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") after the Employee's Early Retirement Date, which is the date of a "qualifying event" under COBRA, if the Employee was receiving medical, dental and vision coverage from SMSC. SMSC agrees to reimburse the Employee and/or directly pay the cost of COBRA benefits for the Employee and the Employee's spouse from October, 2006 through March, 2007, when the Employee would otherwise have attained his normal retirement age.

     b. All group-term life insurance, long-term disability and short-term disability will terminate in accordance with the provisions of all plans, usually as of the Early Retirement Date. The Employee may be entitled to individual conversion privileges under the various policies. SMSC will provide information to the Employee regarding all individual conversion rights.

     c. The Employee will be entitled to a distribution of all vested benefits under the Standard Microsystems Corporation Investment Savings and Retirement Plan (the "Section 401(k) Plan").

     d. The Employee will be entitled to retain the corporate cell phone, laptop, monitor, fax, file cabinet, and related equipment used by the Employee. The value of such property will be included in the Employee's W-2 Form for the 2006 calendar year.

          The early retirement benefits whereby SMSC agrees to reimburse or pay for the cost of COBRA coverage for the period between the Employee's Early Retirement Date and the date the Employee would otherwise have attained age 65 will be paid in accordance with the Company's normal payroll procedures. However, no COBRA benefits will be paid, until after the return of all property to SMSC, as provided in Section 6.

          Notwithstanding any provision to the contrary, the payment of any COBRA benefits will not be treated as extending the Employee's employment for any employee benefit or employment purposes.

5. Adequate Consideration. The Employee acknowledges and agrees that the vesting of all unvested Restricted Stock Awards, the exercise of discretion to determine the Employee's Base Annual Salary under the SERP, and the payment for the cost of COBRA coverage during the period between the Employee's Early Retirement Date and the attainment of age 65 (the "Enhanced Benefits"), are adequate and sufficient consideration for the Employee's execution of the General Release set forth below.

6. Return of Property. To the extent the Employee is in the possession of any SMSC property, excluding the property addressed in Section 4(d), including building access passes and keys, SMSC credit cards, and any SMSC documents, correspondence and related corporate materials, the Employee will return all property to SMSC on or before the Early Retirement Date.

7. Expense Accounts and Reports. The Employee will be allowed to submit a final expense report and accounting to SMSC within 2 weeks after the Early Retirement Date, and will receive all necessary reimbursements from SMSC, if any, in accordance with all corporate policies and procedures.

8. General Release. In exchange for the Enhanced Benefits made available under this Agreement, the Employee agrees to forever release and discharge SMSC, and all subsidiaries and affiliates, as provided under Section 414 of the Internal Revenue Code (the "Code") in determining a single employer for purposes of employee benefits (collectively, "Related Entities"), and all officers, directors, agents, and employees of SMSC or Related Entities, from all claims, grievances, liabilities, and lawsuits whether or not arising out of the Employee's employment or the Employee's early retirement from SMSC, and agrees not to assert any such claim, grievance, liability, or lawsuit. This release includes, but is not limited to, any claim under the following laws:

     (a)  The Constitution of the United States;

     (b)  The Age  Discrimination  in  Employment  Act of 1967,  as amended,  29
          U.S.C.   ss.621  et  seq.,  which  prohibits  age   discrimination  in
          employment;

     (c) Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. ss.2000(e) et seq., which prohibits discrimination in employment based on race, color, national origin, religion or sex;

     (d)  The Civil Rights Act of 1866, 42 U.S.C. ss.1981 et seq.;

     (e) The Equal Pay Act, which prohibits paying men and women unequal pay for equal work;

     (f) Any other federal, state, or local law or regulation prohibiting employment discrimination;

     (g) The Employee Retirement Income Security Act, 29 U.S.C. ss.1001 et seq. ("ERISA");

     (h)  Section 806 of 18 U.S.C. ss.1514A.

     (i)  Executive Orders 11246 and 11141;

     (j) The Americans with Disabilities Act of 1990, 42 U.S.C. ss.12101 et seq.;

     (k) The Federal Family and Medical Leave Act, 29 U.S.C. ss.2601 et seq. and any comparable state statutes;

     (l) The Constitution of the State of New York or any other applicable states;

     (m)  Any claim arising from any express or implied contracts;

     (n) Any claim under any other statute, regulation, ordinance, or common law rule relating to the Employee's employment or separation from employment, including any claim for wrongful discharge or defamation arising out of employment or otherwise.

          The Employee waives any claims or rights to payment of any attorney's or professional advisor fees or expenses for review of this document or any issues arising out of the Employee's early retirement.

          Notwithstanding any provisions to the contrary, this release does not include, a release of: (a) the Employee's rights under this Agreement;
          (b) the Employee's right, if any, to individual conversion privileges under any medical, dental, long term disability, life insurance, and other welfare programs; (c) any obligations under the SERP; and (d) any obligation of the Company to the Employee under any indemnity agreement or any obligation of the Company to indemnify the Employee pursuant to contract, law, charter, by-law or otherwise.

9. No Future Lawsuits. The Employee agrees that the Employee will not file, or permit to be filed in the Employee's name or on the Employee's behalf, any lawsuit or administrative claim against any of the persons or entities released in this Agreement based upon any act or event which occurred before the effective date of this Agreement. The Employee will also not cooperate in the initiation of any lawsuits, except as otherwise required by law.

     In the event any charge or complaint is filed or any action is pursued by others in the Employee's name or on the Employee's behalf by or before any federal, state, or local agency or court, the Employee hereby waives the right to any damages or other relief from any such action. This paragraph does not apply to a challenge made by the Employee to the knowing and voluntary nature of the Employee's waiver of claims under the Age Discrimination in Employment Act of 1967, as amended ("ADEA").

10. Non-Admission of Liability. The use of this Agreement by SMSC does not signify any liability by SMSC or any Related Entities to provide any benefits.

11. Period for Review and Consideration of Agreement. The Employee understands that the Employee will be given a period of 21 days to review and consider this Agreement before signing it. The Employee further understands that the Employee may wait up to 21 days prior to signing the Agreement, or may also execute the Agreement prior to the expiration of the 21 day review period.

12. Older Workers Benefit Protection Act. SMSC is not required to provide the Employee with certain demographic information required by the Older Workers Benefit Protection Act of 1990, due to the voluntary early retirement by the Employee.

13. Encouragement to Consult Attorney. The Employee is encouraged to consult with an attorney before signing this Agreement.

14. Right to Revoke Agreement. The Employee may revoke this Agreement within 7 calendar days of the Employee's signing of this Agreement. If this Agreement has not been revoked within such 7 day period, it becomes effective on the 8th day. Revocation can be made by delivering a written notice of revocation to Andy Solowey, Senior Vice President of Human Resources. For this revocation to be effective, written notice must be received by SMSC no later than close of business on the 7th calendar day after the Employee signs this Agreement. If the Employee fails to sign this Agreement or revokes this Agreement, it will not be effective or enforceable and the Employee will not receive the Enhanced Benefits described in Sections 3 and 4 of this Agreement.

15. Intellectual Property and Confidential Information. All of the Employee's obligations under the Patent and Trade Secrets Agreement dated December 12, 1988, will end on the Early Retirement Date, except to the extent provided in Section 16 below.

16. Trade Secrets, Confidential and/or Proprietary Information. The Employee will regard and preserve as confidential: (i) all trade secrets and/or other proprietary and/or confidential information belonging to the Company or any Related Entities; and (ii) all trade secrets and/or other proprietary and/or confidential information belonging to a third party which have been confidentially disclosed to the Company or any Related Entities, which trade secrets and/or other proprietary and/or confidential information described in (i) and (ii) above (collectively, "Confidential Information") have been disclosed to the Employee by reason of the Employee's relationship with the Company or any Related Entities. The Employee will not, without written authority from the Company to do so, use for the Employee's own benefit or purposes, or the benefit or purpose of any person or entity other than the Company, nor disclose to others, any Confidential Information. This provision will not apply to the Employee's general expertise and know-how, nor to Confidential Information that has been voluntarily disclosed to the public by the Company, or otherwise entered the public domain through lawful means. Confidential Information shall include, but not be limited to, all nonpublic information relating to the Company's: (i) business, research, development and marketing plans, strategies and forecasts; (ii) business; (iii) products (whether existing, in development, or being contemplated); (iv) reports; (v) formulas; (vi) specifications; (vii) designs, software and other technology; (viii) research and development programs; (ix) terms of contracts; and (x) any employee information.

17. Return of Documents. Upon the Early Retirement Date, the Employee will return all media on which any Confidential Information may be recorded or located, including, without limitation, documents, program source codes, samples, models, blueprints, photocopies, photographs, drawings, descriptions, reproductions, cards, tapes, discs and other storage facilities (collectively "Documentation") made by the Employee or that came into the Employee's possession by reason of the Employee's employment with the Company that are the property of the Company and shall be returned to the Company. The Employee will not deliver, reproduce, or in any way allow any Documentation to be delivered or used by any third party without the written direction or consent of a duly authorized representative of the Company.

18. Covenant Not to Compete. The Employee agrees that for a period of 1 year after the Early Retirement Date, the Employee will not, directly or indirectly, through any other person, firm, corporation or other entity, compete with the Company or any Related Entities, anywhere in the United States in the performance of services similar to the services being provided prior to the Employee's Early Retirement Date or any prior services provided to SMSC or any Related Entities. The Company and the Employee agree that the Company's and all Related Entities business is national in scope and is highly competitive.

19. No Solicitation of Employees. During the course of employment with the Company, the Employee came into contact and became familiar with the Company's employees, their knowledge, skills, abilities, salaries, commissions, draws, benefits, and other matters with respect to such employees, all of which information is not generally known to the public, but has been developed, acquired or compiled by the Company at its great effort and expense. Any solicitation, luring away or hiring of such employees of the Company will be highly detrimental to the business of the Company and may cause serious loss of business and great and irreparable harm. Consequently, the Employee covenants and agrees that for a period of 1 year after the Employee's Early Retirement Date, the Employee will not, directly or indirectly, whether on behalf of the Employee or others, solicit, lure or hire away any employees of the Company or any Related Entities, or assist or aid in any such activity.

20. No Solicitation of Clients. The Employee agrees that for a period of 1 year after the Employee's Early Retirement Date, the Employee will not, directly or indirectly, through any other person, firm, corporation or other entity, solicit any customers or clients of the Company or any Related Entities.

21. Reasonableness of Covenants. The Employee acknowledges that the scope of the Covenant Not to Compete and the Nonsolicitation of Employees and Client provisions contained in this Agreement are reasonable. In the event that any aspect of these provisions is deemed to be unreasonable by a court, the Employee will submit to any reductions as the court will deem reasonable. In the event the Employee violates these provisions, then the time limitations will be extended for a period of time equal to the pendency of such proceedings, including appeals.

22. Confidentiality of Terms. The Employee and SMSC agree that the terms of this Agreement are confidential and will not be disclosed to any person without the written consent of SMSC, except to the Employee's legal and tax advisors and members of the Employee's immediate family, or to the extent required by law. However, the Employee agrees and acknowledges that this Agreement may be introduced as evidence by SMSC in the event the Employee commences any legal, administrative, judicial or arbitration proceedings against SMSC.

23. Non-Defamation. The Employee agrees that the Employee will not, directly or indirectly, in public or private, deprecate, impugn or otherwise make any remarks that would tend to or be construed to tend to defame SMSC or its reputation, nor will the Employee assist any other person, firm or company in engaging in such activities. SMSC also agrees not to engage in any activities, directly or indirectly, that would defame the Employee, or the Employee's reputation.

24. Consequences of Violation of Promises. If the Employee breaks any of the Employee's promises contained within this Agreement and/or files any lawsuit based on legal claims that the Employee has released, the Employee will pay for all costs incurred by SMSC, any Related Entities, or the officers, directors, agents or employees of SMSC or any Related Entities, including reasonable attorney's fees to enforce any provisions or to defend against any claim by the Employee. The Employee also agrees that if the Employee acts in violation of this Agreement, the Employee will remit to SMSC any and all monies paid to the Employee or any other parties under this Agreement, including the cost of any COBRA coverage, and all severance benefits will cease to be paid. The terms of this paragraph will not apply to a challenge to the knowing and voluntary nature of a waiver of claims under the Age Discrimination in Employment Act of 1967 and SMSC will not be penalized for exercising that right.

25.  Section  409A.  As part of the  American  Jobs  Creation  Act of 2004,  new
     Section 409A of the Code was enacted to regulate nonqualified deferred compensation plans. In general, any benefits paid following the termination of an individual's employment, on a voluntary or involuntary basis, may be treated as a form of deferred compensation under Section 409A of the Code, unless a specific regulatory exemption exists. The Proposed Regulations under Section 409A of the Code currently exempt certain arrangements from the definition of deferred compensation. Under these exemptions benefits that are paid within 2 1/2 months after the end of the later of the fiscal year for an employer or the tax year for an employee in which a separation from service occurs, are not considered deferred compensation. Given the fact that the Employee's Early Retirement Date will be September 30, 2006; and the payment of COBRA benefits will be completed in March, 2007, the payment of COBRA benefits following the early retirement of the Employee will not result in any deferred compensation under the "2 1/2 month rule". This result easily occurs, since SMSC has a fiscal year ending February 28, 2007. Accordingly, all COBRA payments will clearly be made within 2 1/2 months of the SMSC tax year in which the early retirement occurs. Furthermore, the Proposed Regulations also provide that any arrangement that entitles an employee to certain reimbursements that are otherwise excludable from gross income, such as the reimbursement for COBRA benefits, that are incurred and paid by the December 31 of the second calendar year following the calendar year in which a separation from service occurs, are not considered to be deferred compensation.

     Based upon the  Proposed  Regulations,  this  Agreement  is not  subject to
     Section 409A, which could otherwise impose a 20% excise tax, and underpayment of tax interest penalties, on any form of nonqualified deferred compensation.

26. Entire Agreement. This document, constitutes the entire Agreement between the Employee and SMSC concerning the subject matter hereof, except to the extent the Patent and Trade Secrets Agreement has been incorporated into this Agreement. SMSC has made no promises to the Employee other than those in this Agreement concerning the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matters.

27. Waivers. A waiver by either party of any term or condition of this Agreement in any instance will not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All rights, remedies, undertakings or obligations contained in this Agreement will be cumulative and none of them will be in limitation of any other right, remedy, undertaking or obligation of either party.

28. Injunctive Relief. The Employee acknowledges that damages may be an inadequate remedy in the event of an intended, threatened or actual breach by the Employee of any of the covenants made in this Agreement. Any breach by the Employee may cause SMSC great and irreparable injury and damage. To the extent that such injury and damage can be demonstrated to a court of competent jurisdiction, SMSC will be entitled, without waiving any additional rights or remedies otherwise available to SMSC at law, or in equity or by statute, to injunctive and other equitable relief in the event of an intended, threatened, or actual breach by the Employee of any said covenants.

29. Sarbanes-Oxley Act of 2002. SMSC and the Employee agree that this early retirement is occurring for the reasons cited above and is not related to any lawful actions taken by the Employee under the provisions of Section 806 of 18 U.S.C. ss.1514A.

30. No Application for Employment. The Employee agrees not to apply for any new positions with SMSC or any Related Entities after the Early Retirement Date.

31. Employment-At-Will. The Employee acknowledges that the Employee remains an employee of SMSC, and is subject to the SMSC employment-at-will policy. The Employee will be responsible for performing all responsibilities in a satisfactory manner. In the event the Employee does not satisfy the responsibilities of the Employee's position and/or violates any policies or procedures of SMSC, the Employee may be immediately terminated. Upon such action, unless such termination is for "Cause", the parties agree that all payments contemplated under this Agreement will immediately be due and payable and the Agreement will be honored. To the extent necessary to avoid any adverse tax consequences under Section 409A, the parties agree to execute a new Agreement maintaining as much of the intent of this Agreement as possible.

     For purposes of this provision, "Cause" shall include, but not be limited to: any material violation of the terms of this Early Retirement Agreement by the Employee; any material and intentional misstatement contained in the Employee's representations under this Early Retirement Agreement, or in any other corporate records; the commission by the Employee of any crime or fraud against the Employer or any Related Entities or their property or any crime involving moral turpitude or reasonably likely to bring discredit upon the Employer or any Related Entities; the failure to adequately perform the responsibilities of the Employee's position following written notice of such failure and not cured within 30 days; and any material violation of the Employer's published operating policies and procedures.

32. Execution of Agreement. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

33. Severability Clause. If any one or more provisions contained in this Agreement will, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement, but this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

34. No Release of Future Claims. This Agreement does not waive or release any rights or claims that the Employee may have under the Age Discrimination in Employment Act which arise after the effective date of the Agreement, if applicable.

35. Reference. Reference inquiries from prospective employers will be handled by only verifying the Employee's dates of employment and last position held with SMSC consistent with SMSC's usual human resource policies and procedures.

36. Binding Agreement. The provisions of this Agreement will be binding upon the Employee, and SMSC and their successors, assigns, heirs, executors and beneficiaries. Execution of this Agreement binds the Employee to the Early Retirement Date designated above, which date may not be extended without the mutual agreement of SMSC and the Employee.

37. Captions. The captions used in this Agreement are designed for convenience of reference only and are not to be resorted to for the purpose of interpreting any provision of this Agreement.

38. New York Law. The Employee and SMSC agree that this Agreement and any interpretation thereof will be governed by the laws of the State of New York.

     THE EMPLOYEE ACKNOWLEDGES THAT THE EMPLOYEE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT.

                                          EMPLOYEE


Dated: October 14, 2005                  By:   /s/  George W. Houseweart
                                         ___________________________________
                                          George W. Houseweart


                                          SMSC NORTH AMERICA, INC.

Dated: October 14, 2005                  By:   /s/  Steven J. Bilodeau
                                         ___________________________________
                                          Steven J. Bilodeau
                                          Chairman and Chief Executive Officer




For internal use:

       Date Delivered to Employee: October 14, 2005.

       21-day Period for Consideration Ends November 4, 2005.

       Date signed:  10/14/05

       7-day Period for Revocation Ends:   10/21/05

                                                                October 14, 2005